UINTED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 20, 2010
CRIMSON EXPLORATION INC.
(Exact name of Registrant as specified in its charter)

Delaware	001-12108	20-3037840
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification Number)
717 Texas Ave., Suite 2900, Houston, Texas 77002
(Address of principal executive offices)
(713) 236-7400
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.
Crimson Exploration Inc. (the “Company”) has updated its investor presentation for July 2010, which includes updated operating information of the Company. A copy of the investor presentation is furnished with this report as Exhibit 99.1 and is incorporated herein by reference.
Statements contained in Exhibit 99.1 to this report that state the Company’s or its management’s expectations or predictions are forward-looking statements. The Company’s actual results could materially differ from those projected in such forward-looking statements. Factors that could affect such results include those mentioned in the reports that the Company has filed with the Securities and Exchange Commission.
Item 9.01. Financial Statements and Exhibits.
The Company wishes to furnish its investor presentation for July 2010, which investor presentation is furnished herewith as Exhibit 99.1.
In accordance with General Instruction B.2. of Form 8-K and the Securities and Exchange Commission Release No. 33-8176, the above information, and the information furnished as Exhibit 99.1 to this report, is being furnished under Item 7.01, and Item 9.01 related thereto, of Form 8-K and shall not deemed to be “filed” for purposes of Section 18 of the Securities Act of 1934, as amended, or otherwise subject to the liabilities of that section, and is not deemed to be incorporated by reference into any filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.
     (d) Exhibits.

Exhibit No.	Description
99.1	Investor Presentation dated July 2010.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRIMSON EXPLORATION INC.
(Registrant)

/s/ E. Joseph Grady E. Joseph Grady
Senior Vice President & Chief Financial Officer
Dated: July 20, 2010

EXHIBIT INDEX

Exhibit No.	Description
99.1	Investor Presentation dated July 2010.